Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

RICE ENERGY INC.

(AND CERTAIN SUBSIDIARIES OF RICE ENERGY INC. IDENTIFIED IN

FOOTNOTE (*) BELOW)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1311	46-3785773
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 Woodcliff Drive Canonsburg, Pennsylvania 15317 (724) 746-6720
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

7.25% Senior Notes due 2023

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

*	The following are co-registrants that guarantee the debt securities:

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
Rice Marketing LLC	Delaware	47-2089524
Rice Energy Marketing LLC	Delaware	45-4877837
Rice Energy Appalachia, LLC	Delaware	61-1671607
Rice Drilling B LLC	Delaware	26-1953720
Rice Drilling C LLC	Pennsylvania	27-0970344
Rice Drilling D LLC	Delaware	90-0779528
Blue Tiger Oilfield Services LLC	Delaware	61-1671607
Alpha Shale Holdings, LLC	Delaware	27-1785095
Alpha Shale Resources, LP	Delaware	27-1785246

(1)	The address for each Registrant Guarantor is 400 Woodcliff Drive, Canonsburg, Pennsylvania 15317, and the telephone number for each Registrant Guarantor is (724) 746-6720. The Primary Industrial Classification Code for each Registrant Guarantor is 1311.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.**

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.**

Exhibit 4.	Copy of By-laws of the trustee as now in effect.**

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 4th of December, 2015.

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

EXHIBIT 6

December 4th, 2015

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2015, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$15,085
Interest-bearing balances		211,271
Securities:
Held-to-maturity securities		78,668
Available-for-sale securities		240,950
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		76
Securities purchased under agreements to resell		19,109
Loans and lease financing receivables:
Loans and leases held for sale		17,905
Loans and leases, net of unearned income	860,602
LESS: Allowance for loan and lease losses	10,426
Loans and leases, net of unearned income and allowance		850,176
Trading Assets		34,624
Premises and fixed assets (including capitalized leases)		7,662
Other real estate owned		1,667
Investments in unconsolidated subsidiaries and associated companies		871
Direct and indirect investments in real estate ventures		0
Intangible assets
Goodwill		21,627
Other intangible assets		16,658
Other assets		62,825

Total assets		$1,579,174

LIABILITIES
Deposits:
In domestic offices		$1,090,468
Noninterest-bearing	339,620
Interest-bearing	750,848
In foreign offices, Edge and Agreement subsidiaries, and IBFs		151,303
Noninterest-bearing	590
Interest-bearing	150,713
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		4,412
Securities sold under agreements to repurchase		17,515

Dollar Amounts In Millions
Trading liabilities	22,569
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	94,794
Subordinated notes and debentures	15,524
Other liabilities	32,235

Total liabilities	$1,428,820
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	106,703
Retained earnings	39,009
Accumulated other comprehensive income	3,701
Other equity capital components	0

Total bank equity capital	149,932
Noncontrolling (minority) interests in consolidated subsidiaries	422

Total equity capital	150,354

Total liabilities, and equity capital	$1,579,174

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry

Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf                                     Directors

James Quigley

Enrique Hernandez, Jr.